UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

AKOUSTIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38029	33-1229046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, $0.001 par value	AKTS	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Registered Direct Offering (RDO)

On February 19, 2021, Akoustis Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with a limited number of institutional investors (the “Purchasers”) for the registered direct offering of an aggregate of 1,500,000 shares (the “Registered Direct Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $14.3592 per share (the “Registered Direct Offering”).  The gross proceeds of the Registered Direct Offering are expected to be approximately $21.5 million. The closing of the Registered Direct Offering is expected to occur on or about February 23, 2021.

The Registered Direct Shares were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-238130) that became effective on May 15, 2020 (the “Registration Statement”). The Company filed a prospectus supplement in connection with the Registered Direct Offering on February 22, 2021.

The Securities Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of such agreement and as of specific dates, and solely for the benefit of the parties to such agreement.

The foregoing description of the Securities Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Securities Purchase Agreement attached to this report as Exhibit 10.1. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Registered Direct Shares is attached as Exhibit 5.1 hereto.

Amendment to ATM Sales Agreement

On February 22, 2021, the Company entered into an amendment (the “Amendment”) to its ATM Equity OfferingSM Sales Agreement, dated May 8, 2020 (as amended, the “Sales Agreement”) with BofA Securities, Inc. and Piper Sandler & Co. (each, a “Sales Agent” and, together, the “Sales Agents”) to increase the aggregate amount of shares (the “ATM Shares”) of Common Stock that may be sold through or to the Sales Agents under the Sales Agreement by an incremental $50,000,000.

As previously reported, under the Sales Agreement, the Company may sell ATM Shares from time to time through or to the Sales Agents pursuant to the Registration Statement, as supplemented by the prospectus supplement dated May 15, 2020 (the “Prospectus Supplement”). In connection with the Amendment, the Company filed supplement no. 1 (“Supplement No. 1”) to the Prospectus Supplement on February 22, 2021 in order to increase the aggregate size of the offering by $50,000,000. Prior to the start of trading on February 22, 2021, $49,167,733 of ATM Shares had been sold under the Prospectus Supplement and, following the filing of Supplement No. 1, an aggregate of up to $50,832,267 of additional ATM Shares may be sold.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the ATM Shares is attached as Exhibit 5.2 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the ATM Shares, nor shall there be any offer, solicitation or sale of the ATM Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Amendment No. 1 to ATM Equity OfferingSM Sales Agreement, dated February 22, 2021, by and among the Company, as issuer, and BofA Securities, Inc. and Piper Sandler & Co., as sales agents.
5.1	Opinion of K&L Gates LLP with respect to the Registered Direct Shares
5.2	Opinion of K&L Gates LLP with respect to the ATM Shares
10.1	Form of Securities Purchase Agreement, dated February 19, 2021, by and among the Company and the Purchasers party thereto.
23.1	Consent of K&L Gates LLP with respect to Exhibit 5.1 (included in Exhibit 5.1)
23.2	Consent of K&L Gates LLP with respect to Exhibit 5.2 (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akoustis Technologies, Inc.

Date: February 22, 2021	By:	/s/ Kenneth E. Boller
	Name:	Kenneth E. Boller
	Title:	Interim Chief Financial Officer

2